Exhibit 99.1
FXCM Inc. Announces Fourth Quarter and Full Year 2010 Results
Fourth Quarter Highlights:
•	2010 fourth quarter revenues of $96.1 million, up 29% versus the same period in 2009
•	Adjusted Pro Forma EBITDA of $32.3 million, up 42% versus the same period in 2009
•	Adjusted Pro Forma net income of $18.1 million or $0.24 per fully diluted share, up 37% versus the same period in 2009
•	Customer equity of $641.2 million, up 81% from same period in 2009
•	Tradeable accounts of 175,240, up 25% from the same period in 2009
•	Completed acquisition of ODL Group Ltd., a U.K. — based FX broker
•	Completed initial public offering of $242.5 million on New York Stock Exchange
Full-Year Highlights:
•	Full year revenues of $360.3 million, up 12% compared to 2009
•	Adjusted Pro Forma EBITDA of $120.5 million, up 16% compared to 2009
•	Adjusted Pro Forma net income of $69.6 million or $0.92 per fully diluted share, up 13% compared to 2009

•	Entered into a Memorandum of Understanding to acquire the retail FX business of GCI Capital of Japan, a FX provider with over 20,000 tradeable accounts and $100 million in customer equity
•	Declaring a quarterly dividend of $0.06 per share of Class A common stock
NEW YORK, NY — March 2, 2011 — FXCM Inc (NYSE: FXCM), a leading online provider of foreign exchange, or FX, trading and related services, today announced for the quarter ended December 31, 2010, revenues increased $21.5 million or 29% to $96.1 million, compared to $74.6 million for the corresponding prior year quarter. Adjusted Pro Forma EBITDA for the quarter was $32.3 million, an increase of $9.5 million or 42%, compared to $22.8 million, for the prior year quarter. Adjusted Pro Forma Net Income was $18.1 million, or $0.24 per share on a fully exchanged, fully diluted basis, compared to $13.2 million, or $0.18 per share, for the corresponding prior year quarter, an increase of 37%.
Adjusted Pro Forma results assume the conversion and exchange of all FXCM Holdings, LLC units into FXCM Inc. Class A shares, resulting in the elimination of the non-controlling interest and the corresponding adjustment to the entity’s tax provision. In addition, Adjusted Pro Forma results eliminate certain non-recurring compensation charges relating to FXCM Inc.’s initial public offering.

For the year ended December 31, 2010, revenues increased $37.6 million or 12% to $360.3 million, compared to $322.7 million for the corresponding prior year. Adjusted Pro Forma EBITDA for the year was $120.5 million, an increase of $16.9 million or 16%, compared to $103.6 million, for the prior year. Adjusted Pro Forma Net Income was $69.6 million, or $0.92 on a fully exchanged, fully diluted basis, compared to $61.4 million, or $0.82 per share, for the corresponding prior year, an increase of 13%.
U.S. GAAP net income for the fourth quarter 2010 was $20.8 million of which $0.2 million or $0.01 per fully diluted share was attributable to FXCM Inc. for the post-IPO period of December 7, 2010 through December 31, 2010. Following the completion of FXCM Inc.’s initial public offering on December 7, 2010, FXCM Holdings, LLC is consolidated into the results of FXCM Inc. Prior to the initial public offering, FXCM Inc. did not engage in any business or activities except in connection with its formation.
“FXCM delivered strong growth in the quarter — growing tradeable accounts by 25%, revenues by 29% and Adjusted Pro Forma EBITDA by 42% versus the fourth quarter 2009,” said Drew Niv, Chief Executive Officer.
“We also expanded our presence geographically with the acquisition of ODL Group, the third largest FX operator in the U.K. which gives us a much stronger position in Europe,” he continued. “And we are pleased to announce today that we have entered into a Memorandum of Understanding to acquire the retail FX business of GCI Capital of Japan with over 20,000 active accounts and $100 million in customer equity. We intend to merge this business with the Japanese subsidiary of ODL, which would provide FXCM with a major presence in Japan — the world’s largest retail FX market.”
“Lastly, we are pleased to have completed our initial public offering on the New York Stock Exchange in the fourth quarter. We believe that being a public company will give our customers greater comfort in trading through FXCM and further demonstrate that our agency model differentiates us from our competition.”

Unaudited Consolidated Adjusted Pro Forma and U.S. GAAP Results

	Adjusted Pro Forma (thousands except per share amounts)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2010	2009	% Change	2010	2009	% Change

Total Revenues	$96,127	$74,629	29%	$360,277	$322,730	12%

Referring broker fees	19,685	15,841	24%	81,365	76,628	6%
Compensation and benefits	17,026	16,645	2%	69,349	62,588	11%
Other expenses	27,145	19,361	40%	89,101	79,959	11%

EBITDA	32,271	22,782	42%	120,462	103,555	16%

Depreciation and amortization	4,014	1,742	130%	9,306	6,542	42%

Income before income taxes	28,257	21,040	34%	111,156	97,013	15%

Income tax provision	10,117	7,805	30%	41,507	35,634	16%

Net Income	18,140	13,235	37%	69,649	61,379	13%

Net income attributable to non-controlling interest	—	—	—	—	—	—

Net Income Attributable to FXCM Inc.	$18,140	$13,235	37%	$69,649	$61,379	13%

Pro forma fully exchanged, fully diluted shares outstanding	75,300	75,300	—	75,300	75,300	—

Earnings Per Share	$0.24	$0.18	37%	$0.92	$0.82	13%

	U.S. GAAP (thousands except per share amounts)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2010	2009	% Change	2010	2009	% Change

Total Revenues	$96,127	$74,629	29%	$360,277	$322,730	12%

Referring broker fees	19,685	15,841	24%	81,365	76,628	6%
Compensation and benefits	23,872	16,645	43%	76,195	62,588	22%
Other expenses	27,145	19,361	40%	89,101	79,959	11%

EBITDA	25,425	22,782	12%	113,616	103,555	10%

Depreciation and amortization	4,014	1,742	130%	9,306	6,542	42%

Income before income taxes	21,411	21,040	2%	104,310	97,013	8%

Income tax provision	632	2,420	-74%	4,149	10,053	-59%

Net Income	20,779	18,620	12%	100,161	86,960	15%

Net income attributable to non-controlling interest	20,633	18,620	11%	100,015	86,960	15%

Net Income Attributable to FXCM Inc.	$146	$—		$146	$—

December 7,
2010
through
December 31,
2010

Net Income (in thousands)	$146

Net Income per Class A Share Basic and Diluted	$0.01

Average Class A shares outstanding	17,319

Selected Operating Metrics

	(Unaudited)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2010	2009	% Change	2010	2009	% Change

Total trading volume ($ in billions)	$836	$835	0.1%	$3,178	$3,504	-9%

Total tradeable accounts	175,240	140,565	25%	175,240	140,565	25%
— Standard account	118,207	86,186	37%	118,207	86,186	37%
— Micro account	57,033	54,379	5%	57,033	54,379	5%

Total active accounts	136,427	116,919	17%	136,427	116,919	17%

Trading days in period	66	65		260	259

Daily average trades	317,658	313,035	1%	315,210	347,104	-9%

Daily average trades per active account	2.3	2.7	-15%	2.5	3.4	-26%

Retail trading revenue per million traded	$100	$80	25%	$100	$83	20%

Total customer equity ($ in millions)	$641	$354	81%	$641	$354	81%

Non-GAAP Financial Measures
Adjusted Pro Forma EBITDA, Adjusted Pro Forma Net Income and Adjusted Pro Forma Net Income per fully diluted share are non-GAAP financial measures. These measures do not represent and should not be considered as a substitute for net income, net income attributable to FXCM Inc. or net income per Class A share as determined in accordance with GAAP, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. See “Adjusted Pro Forma Results” beginning on A-3 of this release for additional information regarding these non-GAAP financial measures
Declaration of Quarterly Dividend
The company also announced today that its board of directors has declared a quarterly dividend of $0.06 per share on its outstanding Class A common stock. The dividend is payable on April 8, 2011 to Class A stockholders of record at the close of business on March 25, 2011.
Conference Call
As previously announced, FXCM Inc. will host a conference call to discuss the results at 8:30 a.m. (EST) today. This conference call will be available by dialing 888-680-0879 and 617-213-4856 for international participants. The conference ID number is 41994767. A live, audio webcast, a copy of FXCM Inc.’s earnings release, results presentation and replay of this conference call will also be available at http://ir.fxcm.com/. More information about FXCM can be found on the Company’s website at www.fxcm.com.
Disclosure Regarding Forward-Looking Statements
This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect FXCM Inc.’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,“expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. FXCM Inc. believes these factors include but are not limited to evolving legal and regulatory requirements of the FX industry, the limited operating history of the FX industry, risks related to the protection of its proprietary technology, risks related to its dependence on FX market makers, market conditions and those other risks described under “Risk Factors” in FXCM Inc.’s prospectus dated December 1, 2010, filed with the Securities and Exchange Commission in accordance with Rule 424(b) of the Securities Act on December 3, 2010, as such factors may be updated from time to time in FXCM Inc.’s annual report on Form 10-K and other SEC filings, which are accessible on the SEC’s website at sec.gov. In particular, we note that our statements regarding an acquisition by us of GCI Capital of Japan are subject to a number of risks and uncertainties, including the risks that we will simply fail to reach a definitive agreement regarding the proposed acquisition, that the terms of any such agreement will not be favorable to us and that the proposed acquisition will not be completed even if a definitive agreement is entered into.
These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in the prospectus. FXCM Inc. undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
About FXCM Inc.
FXCM Inc. (NYSE: FXCM) is a global online provider of foreign exchange (forex) trading and related services to retail and institutional customers world-wide.
At the heart of FXCM’s client offering is No Dealing Desk forex trading. Clients benefit from FXCM’s large network of forex liquidity providers enabling FXCM to offer competitive spreads on major currency pairs. Clients have the advantage of mobile trading, one-click order execution and trading from real-time charts. FXCM’s U.K. subsidiary, Forex Capital Markets Limited, also offers CFD products with no re-quote trading and allows clients to trade oil, gold, silver and stock indices along with forex on one platform. In addition, FXCM offers educational courses on forex trading and provides free news and market research through DailyFX.com.
Trading foreign exchange and CFDs on margin carries a high level of risk, and may not be suitable for all. Read full disclaimer.
For Media:
Jaclyn Sales, 646-432-2463
Vice-President, Corporate Communications
jsales@fxcm.com
or
For Investors:
Thomas Porac, 646-432-2986
Vice-President, Investor Relations
investorrelations@fxcm.com

ANNEX I

Page
Schedule	Number

U.S. GAAP Results
Unaudited U.S. GAAP Consolidated Statements of Operations for the Three and Twelve Months Ended December 31, 2010 and 2009	A-1
Unaudited U.S. GAAP Consolidated Statements of Financial Conditions As of December 31, 2010 and 2009	A-2

Adjusted Pro Forma Results	A-3
Unaudited Adjusted Pro Forma and U.S. GAAP Consolidated Statements of Operations for the Three Months Ended December 31, 2010 and 2009	A-4
Unaudited Adjusted Pro Forma and U.S. GAAP Consolidated Statements of Operations for the Twelve Months Ended December 31, 2010 and 2009	A-5

Reconciliation of EBITDA to U.S. GAAP Net Income	A-6

FXCM Inc.
Consolidated Statement of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009
Revenues

Retail trading revenues	$83,865	$66,437	$318,472	$291,668
Institutional trading revenues	7,054	5,740	27,833	21,107
Interest Income	880	367	2,373	1,289
Other Income	4,328	2,085	11,599	8,666

Total revenues	96,127	74,629	360,277	322,730

Expenses

Referring broker fees	19,685	15,841	81,365	76,628
Compensation and benefits	23,872	16,645	76,195	62,588
Advertising and marketing	6,873	5,004	23,788	29,355
Communication and technology	7,948	6,429	27,120	24,026
General and administrative	12,285	7,903	38,077	26,453
Depreciation and amortization	4,014	1,742	9,306	6,542
Interest expense	39	25	116	125

Total expenses	74,716	53,589	255,967	225,717

Income before income taxes	21,411	21,040	104,310	97,013
Income tax provision	632	2,420	4,149	10,053

Net income	20,779	18,620	100,161	86,960
Net income attributable to non-controlling interest	20,633	18,620	100,015	86,960

Net income attributable to FXCM Inc.	$146	$—	$146	$—

December 7, 2010
through
December 31, 2010

Net Income (in thousands)	$146

Net Income per Class A Share
Basic and Diluted	$0.01

Average Class A shares outstanding	17,319

FXCM Inc.
Consolidated Statements of Financial Condition
As of December 31, 2010 and 2009
(Amounts in thousands)
(Unaudited)

	December 31,	December 31,
	2010	2009

Assets

Current assets
Cash and cash equivalents	$193,330	$139,858
Cash and cash equivalents, held for customers	641,152	353,825
Due from brokers	125	1,581
Accounts receivables	18,324	2,892
Deferred tax asset	7,625	—

Total current assets	860,556	498,156

Deferred tax asset	90,107	480
Tax receivable	1,643	—
Office, communication and computer equipment, net	18,755	10,121
Intangible assets and goodwill, net	64,888	1,823
Other assets	12,368	7,356

Total assets	$1,048,317	$517,936

Liabilities and Equity

Current liabilities
Customer account liabilities	$641,152	$353,825
Accounts payable and accrued expenses	37,470	20,559
Due to brokers	13,314	764
Deferred tax liability — current	1,844	—
Due to related parties — pursuant to tax receivable agreement	3,817	—
Deferred revenue	6,000	6,000

Total current liabilities	703,597	381,148

Deferred tax liability	5,826	—
Due to related parties — pursuant to tax receivable agreement	70,419	—
Deferred revenue	—	6,000

Total liabilities	779,842	387,148

Commitments and Contingencies

Stockholders’ equity
Class A common stock, par value $0.01 per share; 3,000,000 shares authorized, 17,319,000 and 0 shares issued and outstanding as of December 31, 2010 and 2009, respectively	173	—
Class B common stock, par value $0.01 per share; 1,000,000 shares authorized, 100 and 0 shares issued and outstanding as of December 31, 2010 and 2009, respectively	—	—
Additional paid-in-capital	101,956	—
Retained earnings	146	—
Accumulated other comprehensive income	27	—

Total stockholders’ equity of FXCM Inc.	102,302	—

Non-controlling interest	166,173	—
FXCM Holdings, LLC members’ equity prior to reorganization		130,788

Total stockholders’/members’ equity	268,475	130,788

Total liabilities and stockholders’/members’ equity	$1,048,317	$517,936

Adjusted Pro Forma Results
Throughout the discussion of FXCM Inc.’s results, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items relating to the initial public offering of FXCM Inc. and reflects the conversion of all units of FXCM Holdings, LLC for shares of Class A common stock of FXCM Inc. FXCM believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare FXCM’s results across several periods and facilitate an understanding of FXCM’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The differences between Adjusted Pro Forma and U.S. GAAP results are as follows:
1.
Assumed Exchange of Units of FXCM Holdings, LLC for FXCM Inc. Class A Shares. As a result of the exchange of FXCM Holdings units, the non-controlling interest related to these units is converted to controlling interest. The Company’s management believes that it is useful to provide the per-share effect associated with the assumed exchange of all FXCM Holdings units.

2.
Initial Public Offering Related Expense. The Company has reflected charges in relation to its initial public offering. The Company’s management believes that this adjustment results in a more meaningful comparison with prior period results.

3.
Income Taxes. FXCM was prior to the initial public offering organized as a series of limited liability companies and foreign corporations, and even following the initial public offering not all of the Company’s income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted Pro Forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. This assumption is consistent with the assumption that all FXCM Holdings units are exchanged for shares of FXCM Inc. Class A common stock, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company.

FXCM Inc.
Adjusted Pro Forma Consolidated Statement of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,
	2010					2009
	As			Adjusted		As			Adjusted
	Reported	Adjustments		Pro Forma		Reported	Adjustments		Pro Forma
Revenues

Retail trading revenues	$83,865	—		$83,865		$66,437	—		$66,437
Institutional trading revenues	7,054	—		7,054		5,740	—		5,740
Interest Income	880	—		880		367	—		367
Other Income	4,328	—		4,328		2,085	—		2,085

Total revenues	96,127	—		96,127		74,629	—		74,629

Expenses

Referring broker fees	19,685	—		19,685		15,841	—		15,841
Compensation and benefits	23,872	(6,846	)(1)	17,026		16,645	—		16,645
Advertising and marketing	6,873	—		6,873		5,004	—		5,004
Communication and technology	7,948	—		7,948		6,429	—		6,429
General and administrative	12,285	—		12,285		7,903	—		7,903
Depreciation and amortization	4,014	—		4,014		1,742	—		1,742
Interest expense	39			39		25	—		25

Total expenses	74,716	(6,846)		67,870		53,589	—		53,589

Income before income taxes	21,411	6,846		28,257		21,040	—		21,040
Income tax provision	632	9,485	(2)	10,117		2,420	5,385	(2)	7,805

Net income	20,779	(2,639)		18,140		18,620	(5,385)		13,235
Net income attributable to non-controlling interest	20,633	(20,633	)(3)	—		18,620	(18,620	)(3)	—

Net income attributable to FXCM Inc.	$146	$17,994		$18,140		$—	$13,235		$13,235

Pro Forma fully exchanged, fully diluted shares outstanding				75,300	(4)				75,300	(4)

Adjusted Pro Forma net income per fully exchanged, fully diluted shares outstanding				$0.24					$0.18

(1)
Represents the elimination of onetime charges associated with certain arrangements with a former employee and our CFO as a result of the IPO as well as the equity-based compensation associated with the IPO.

(2)
Represents an adjustment to reflect the assumed effective corporate tax rate of approximately 35.8% and 37.1% for the three months ended December 31, 2010 and 2009, respectively, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction. The adjustment assumes full exchange of existing unitholders membership units of Class B common stock of the Company into Class A common stock of the Company.

(3)
Represents the elimination of the non-controlling interest associates with the ownership by existing unitholders of FXCM Holdings, LLC (excluding FXCM Inc.), as if the unitholders had fully exchanged their membership units and Class B common stock of the Company for shares of Class A common stock of the Company.

(4)	Fully diluted shares assuming all unitholders had fully exchanged their membership units and Class B common stock of the Company for shares of Class A common stock of the Company.

FXCM Inc.
Adjusted Pro Forma Consolidated Statement of Operations
(In thousands, except per share amounts)
(Unaudited)

	Year Ended December 31,
	2010					2009
	As			Adjusted		As			Adjusted
	Reported	Adjustments		Pro Forma		Reported	Adjustments		Pro Forma
Revenues

Retail trading revenues	$318,472	—		$318,472		$291,668	—		$291,668
Institutional trading revenues	27,833	—		27,833		21,107	—		21,107
Interest Income	2,373	—		2,373		1,289	—		1,289
Other Income	11,599	—		11,599		8,666	—		8,666

Total revenues	360,277	—		360,277		322,730	—		322,730

Expenses

Referring broker fees	81,365	—		81,365		76,628	—		76,628
Compensation and benefits	76,195	(6,846	)(1)	69,349		62,588	—		62,588
Advertising and marketing	23,788	—		23,788		29,355	—		29,355
Communication and technology	27,120	—		27,120		24,026	—		24,026
General and administrative	38,077	—		38,077		26,453	—		26,453
Depreciation and amortization	9,306	—		9,306		6,542	—		6,542
Interest expense	116	—		116		125	—		125

Total expenses	255,967	(6,846)		249,121		225,717	—		225,717

Income before income taxes	104,310	6,846		111,156		97,013	—		97,013
Income tax provision	4,149	37,358	(2)	41,507		10,053	25,581	(2)	35,634

Net income	100,161	(30,512)		69,649		86,960	(25,581)		61,379
Net income attributable to non-controlling interest	100,015	(100,015	)(3)	—		86,960	(86,960	)(3)	—

Net income attributable to FXCM Inc.	$146	$69,503		$69,649		$—	$61,379		$61,379

Pro Forma fully exchanged, fully diluted shares outstanding				75,300	(4)				75,300	(4)

Adjusted Pro Forma net income per fully exchanged, fully diluted shares outstanding				$0.92					$0.82

(1)
Represents the elimination of onetime charges associated with certain arrangements with a former employee and our CFO as a result of the IPO as well as the equity-based compensation associated with the IPO.

(2)
Represents an adjustment to reflect the assumed effective corporate tax rate of approximately 37.3% and 36.7% for the twelve months ended December 31, 2010 and 2009, respectively, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction. The adjustment assumes full exchange of existing unitholders membership units of Class B common stock of the Company into Class A common stock of the Company.

(3)
Represents the elimination of the non-controlling interest associates with the ownership by existing unitholders of FXCM Holdings, LLC (excluding FXCM Inc.), as if the unitholders had fully exchanged their membership units and Class B common stock of the Company for shares of Class A common stock of the Company.

(4)	Fully diluted shares assuming all unitholders had fully exchanged their membership units and Class B common stock of the Company for shares of Class A common stock of the Company.

FXCM Inc.
Reconciliation of EBITDA to Net Income
(In thousands)
(Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	Adjusted Pro Forma		U.S. GAAP		Adjusted Pro Forma		U.S. GAAP
	2010	2009	2010	2009	2010	2009	2010	2009

Revenues	96,127	74,629	96,127	74,629	360,277	322,730	360,277	322,730

Net income attributable to FXCM Inc.	18,140	13,235	146	—	69,649	61,379	146	—
Net income attributable to noncontrolling interest	—	—	20,633	18,620	—	—	100,015	86,960
Provision for income taxes	10,117	7,805	632	2,420	41,507	35,634	4,149	10,053
Depreciation and amortization	4,014	1,742	4,014	1,742	9,306	6,542	9,306	6,542

EBITDA	32,271	22,782	25,425	22,782	120,462	103,555	113,616	103,555